Exhibit 99.1
FREMONT GENERAL CORPORATION ANNOUNCES REGULATORY APPROVAL
TO APPOINT NEW DIRECTORS OF FREMONT INVESTMENT & LOAN
—Appoints such Directors upon resignation of existing Bank Directors—
DUE TO CONTINUING ONGOING REVIEW AND DETERMINATION OF
ADJUSTMENTS TO 2007 CONSOLIDATED FINANCIAL STATEMENTS, FREMONT
GENERAL’S 2007 ANNUAL REPORT ON FORM 10-K WILL CONTINUE TO BE
DELAYED AND THE ANNUAL MEETING WILL BE POSTPONED
FREMONT GENERAL CORPORATION ANNOUNCES SEPARATION OF RONALD J. NICOLAS, JR.,
EXECUTIVE VICE PRESIDENT AND DIRECTOR OF CORPORATE DEVELOPMENT
AND ALAN W. FAIGIN, SENIOR VICE PRESIDENT
     (BREA, CALIFORNIA) — March 12, 2008: Fremont General Corporation (“Fremont General” or the “Company”) (NYSE: FMT), doing business primarily through its wholly-owned bank subsidiary, Fremont Investment & Loan (“Bank”), announced today that the Board of Directors of the Bank appointed Mr. Mark E. Schaffer, Mr. Robert J. Shackleton, Mr. John C. Loring and Mr. Richard A. Sanchez to serve as directors, effective March 10, 2008. Each of Messrs. Schaffer, Shackleton, Loring and Sanchez also currently serves on the Company’s Board of Directors. The Bank previously applied to its bank regulators, the Federal Deposit Insurance Corporation (“FDIC”) and the California Department of Financial Institutions (“DFI”), for these new directors to serve on its Board of Directors. The Bank received the non-objection from the FDIC and DFI to seat Messrs. Schaffer, Shackleton, Loring and Sanchez as directors of the Bank, along with Mr. Barney R. Northcote, who will be appointed in the near future.
     The new directors will be replacing Mr. Robert F. Lewis and Mr. Russell K. Mayerfeld who resigned as directors of the Bank, effective March 10, 2008. Mr. Thomas W. Hayes, who was not available for this meeting, also intends to resign and at such time Mr. Northcote is expected to be appointed. None of the resigning directors currently serve on the Company’s Board of Directors.
     Fremont General also announced today that the Company will not be filing with the U.S. Securities and Exchange Commission (“SEC”) its Annual Report on Form 10-K for the year ended December 31, 2007 (the “2007 Annual Report”) by the end of the 15 day extension period, as previously anticipated in the Company’s filing on Form 12b-25, which was filed with the SEC on February 29, 2008. This further delay in filing the 2007 Annual Report is due to continuing ongoing reviews of the Company’s 2007 consolidated financial statements by the Company and its independent auditors, Squar, Milner, Peterson, Miranda & Williamson, LLP. Because the Company is not able to determine when it will be able to file its 2007 Annual Report with the SEC, it is also announcing the postponement of its Combined 2007 and 2008 Annual Meeting of Shareholders (the “Annual Meeting”), which was scheduled for April 16, 2008. The Company intends to hold the Annual Meeting as soon as it is able to do so and intends to communicate further with the New York Stock Exchange on this matter.
     The Company also announced today that Mr. Ronald J. Nicolas, Jr., Executive Vice President and Director of Corporate Development and formerly Executive Vice President and Chief Financial Officer of the Company and the Bank, and Mr. Alan W. Faigin, Senior Vice President, and formerly the Company’s Secretary, General Counsel and Chief Legal Officer, and Chief Legal Officer of the Bank and formerly interim President and Chief Executive Officer of the Bank, have separated from the Company effective as of Friday, March 7, 2008 and Wednesday, March 12, 2008 respectively.

About Fremont General
     Fremont General Corporation is a financial services holding company with $8.8 billion in total assets, at September 30, 2007. The Company is engaged in deposit gathering through a retail branch network located in the coastal and Central Valley regions of Southern California and residential real estate mortgage servicing through its wholly-owned bank subsidiary, Fremont Investment & Loan. Fremont Investment & Loan funds its operations primarily through deposit accounts sourced through its 22 retail banking branches which are insured up to the maximum legal limit by the Federal Deposit Insurance Corporation.
     The Retail Banking Division of the Bank continues to offer a variety of savings and money market products as well as certificates of deposits across its 22 branch network. Customer deposits remain fully insured by the FDIC up to at least $100,000 and retirement accounts remain insured separately up to an additional $250,000.
     To find out more about Fremont General, or to subscribe to the Company’s email alert feature for notification of Company news and events, please visit www.fremontgeneral.com.
Regulatory Filings
     The Company’s periodic reports as filed with the SEC can be accessed at www.fremontgeneral.com and on the EDGAR’s section of the SEC’s website at www.sec.gov.
###